Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-294093 and 333-290277 on Form S-8 of our report dated March 30, 2026, relating to the financial statements of Legence Corp. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP
San Francisco, California
March 30, 2026